SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   April 4, 2003

CONSOLIDATED CONTAINER COMPANY LLC

(Exact name of registrant specified in its charter)

Delaware	333-88157	75-2825338
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3101 Towercreek Parkway, Suite 300 Atlanta, GA	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 742-4600

ITEM 9.  REGULATION FD DISCLOSURE.

Consolidated Container Company LLC™ announced in a conference call today that management expects first quarter financial results to be similar to financial results for the first quarter of 2002.  Management attributed the improvement over fourth quarter 2002 results to increased customer demand (seasonal and other), and improved plant operations.  Additionally, management disclosed that its annual operating plan calls for a significant improvement in financial results for fiscal year ending December 31, 2003 compared to the financial results for the fiscal year ended December 31, 2002. A replay of the conference call is available by calling (888) 844-1786 (reference number:  135548#).

Consolidated Container Company LLC™ is a leading U.S. developer, manufacturer, and marketer of blow-molded rigid plastic containers for the beverage, consumer, and industrial markets.  The company was created in 1999 through the merger of Reid Plastic Holdings with the domestic plastic packaging operations of Suiza Foods Corporation, now known as Dean Foods Company.

The conference call and this report on Form 8-K include statements, estimates, forecasts or projections, not historical in nature that may constitute “forward-looking statements as defined under U.S. federal securities laws.  These statements, which speak only as of the date given, are based on management’s belief, as well as assumptions made by and information currently available to management, and are subject to certain risks and uncertainties that could cause actual results to differ materially from the company’s historical experience, and its present expectations or projections.  These risks, which include such things as intense competition, operation under restrictive covenants contained in the company’s credit agreements and its indenture, and dependency on key customers, among others, are discussed in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC.  Copies of the company’s most recently filed financial statements may also be obtained via the company’s website (www.cccllc.com).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CONTAINER COMPANY LLC
By:	/s/ Tyler L. Woolson
	Name:	Tyler L. Woolson
	Title:	Chief Financial Officer

Date:  April 7, 2003